As filed with the Securities and Exchange Commission on August 11, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CS CHINA ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	6770	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4100 N.E. Second Avenue
Suite 318
Miami, Florida 33137
(305) 576-1600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Chien Lee, Chairman
4100 N.E. Second Avenue
Suite 318
Miami, Florida 33137
(305) 576-1600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881 – Facsimile	Robert H. Cohen, Esq. Andrew H. Abramowitz, Esq. Greenberg Traurig, LLP Met Life Building 200 Park Avenue New York, New York 10166 (212) 801-6907 (212) 801-6400 – Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-145278

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Ordinary Share, $.0001 par value, and two Warrants(2)	920,000 Units	$6.00	$5,520,000	$216.94
Ordinary Shares included as part of the Units(2)	920,000 Shares	—	—	—	(3)
Warrants included as part of the Units(2)	1,840,000 Warrants	—	—	—	(3)
Ordinary Shares underlying the Warrants included in the Units(4)	1,840,000 Shares	$5.00	$9,200,000	$361.56
Units underlying the Representative’s Unit Purchase Option (“Underwriter's Units”)(4)	80,000 Units	$6.60	$528,000	$20.75
Ordinary Shares included as part of the Underwriter’s Units(4)	80,000 Shares	—	—	—	(3)
Warrants included as part of the Representative’s Units(4)	160,000 Warrants	—	—	—	(3)
Ordinary Shares underlying the Warrants included in the Representative’s Units(4)	160,000 Shares	$5.00	$800,000	$31.44
Total			$16,048,000	$630.69

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 120,000 Units and 120,000 Ordinary Shares and 240,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Explanatory Note

This Registration Statement on Form S-1 is being filed with respect to the registration of 920,000 additional units, consisting of one ordinary share, par value $0.001 per share, and two warrants and the 920,000 ordinary shares and 1,840,000 warrants underlying such units, of CS China Acquisition Corp., a Cayman Islands company, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, including 120,000 units that may be purchased by the underwriters to cover over-allotments, if any, as well as 80,000 additional units and the 80,000 ordinary shares and 160,000 warrants underlying such units, to be issued to the representative of the underwriters in the offering. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-147294) (the “Prior Registration Statement”), initially filed by the Registrant on November 9, 2007 and declared effective by the Securities and Exchange Commission on August 11, 2008. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1, as amended (File No. 333-147294), including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-147294 are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

Exhibit No.	Description
5.1	Opinion of Maples and Calder.
5.2	Opinion of Graubard Miller.
23.1	Consent of UHY LLP.
23.2	Consent of Maples and Calder (included in Exhibit 5.1).
23.3	Consent of Graubard Miller (included in Exhibit 5.2).
24	Power of Attorney (included on signature page).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 11th day of August, 2008.

CS China Acquisition Corp.

By:	/s/ William Haus William Haus Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chien Lee, William P. Haus and James Preissler his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Chien Lee Chien Lee	Chairman	August 11, 2008
/s/ Willaim Haus William Haus	Chief Executive Officer (Principal Executive Officer)	August 11, 2008
/s/ James Preissler James Preissler	Chief Financial Officer, Secretary and Director (Principal Accounting and Financial Officer)	August 11, 2008
/s/ Michael Zhang Michael Zhang	Executive Vice President and Director	August 11, 2008
/s/ Peter Li Peter Li	Director	August 11, 2008

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